Exhibit 99.2

 Merger of BlackRock TCP Capital Corp. (“TCPC”) (Nasdaq: TCPC) and BlackRock Capital Investment Corp. (“BCIC”) (Nasdaq: BKCC)September 2023

 Legal Disclaimer  This presentation (the “Presentation”) is preliminary in nature and solely for information and discussion purposes and must not be relied upon for any other purpose. This Presentation includes the slides that follow, the oral presentation of the slides by members of TCPC, BCIC, BlackRock or any person on their behalf, the question-and-answer session that follows that oral presentation, copies of this Presentation and any materials distributed at, or in connection with, this Presentation. By participating in the meeting, or by reading the Presentation slides, you will be deemed to have (i) agreed to the following limitations and notifications and made the following undertakings and (ii) acknowledged that you understand the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this Presentation.      Forward-Looking Statements  Some of the statements in this Presentation constitute forward-looking statements because they relate to future events, future performance or financial condition of BCIC or TCPC or the merger of BCIC with and into a wholly owned, indirect subsidiary of TCPC (the “Merger”). The forward-looking statements may include statements as to: future operating results of BCIC and TCPC and distribution projections; business prospects of BCIC and TCPC and the prospects of their portfolio companies; and the impact of the investments that BCIC and TCPC expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this Presentation involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Merger closing; (ii) the expected synergies and savings associated with the Merger; (iii) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (iv) the percentage of BCIC and TCPC stockholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that stockholder litigation in connection with the Merger may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (x) risks associated with possible disruption in the operations of BCIC and TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine), natural disasters or public health crises and epidemics; (xi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xii) conditions in BCIC's and TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (xiii) other considerations that may be disclosed from time to time in BCIC's and TCPC’s publicly disseminated documents and filings. BCIC and TCPC have based the forward-looking statements included in this Presentation on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although BCIC and TCPC undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that BCIC and TCPC in the future may file with the Securities and Exchange Commission (“SEC”), including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.      .

 Legal Disclaimer  No Offer or Solicitation  This Presentation is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this Presentation is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in BCIC, TCPC or in any fund or other investment vehicle managed by BlackRock or any of its affiliates.   Additional Information and Where to Find It  In connection with the Merger, BCIC and TCPC plan to file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”), and TCPC plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of TCPC. The Joint Proxy Statement and the Registration Statement will each contain important information about BCIC, TCPC, the Merger and related matters. This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF BCIC AND TCPC ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BKCC, TCPC, THE MERGER AND RELATED MATTERS.   Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and, for documents filed by BKCC, from BCIC's website at http://www.blackrockbkcc.com and, for documents filed by TCPC, from TCPC’s website at http://www.tcpcapital.com.      Participants in the Solicitation  BCIC, its directors, certain of its executive officers and certain employees and officers of BlackRock Capital Investment Advisors, LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about the directors and executive officers of BCIC is set forth in its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2023. TCPC, its directors, certain of its executive officers and certain employees and officers of Tennenbaum Capital Partners, LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about the directors and executive officers of TCPC is set forth in its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2023. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the BCIC and TCPC stockholders in connection with the Merger will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.  Unless otherwise indicated, all data provided herein is as of June 30, 2023.

 Benefits to Shareholders of a Proposed Merger  Enhanced Scale   The combined company will have enhanced scale, including a larger asset base which may lead to improved trading dynamics, including a wider investor base and additional liquidity  Accretive to NII  Expected to drive NII accretion through reduced management fees, lower combined operating expenses(1) that could exceed $2 million annually and opportunities for continued portfolio growth through combined leverage capacity  Improved Access to Capital  As a larger entity, the combined company is expected to have better access to capital, including the potential to access debt financing on more favorable terms  Diversified Portfolio with Significant Overlap  Acquisition of a known, diversified portfolio with significant investment overlap to be managed under current investment team  The Board of Directors for both BDCs have unanimously approved the Merger and believe the transaction will create meaningful benefits to shareholders  (1) Operating expenses excluding advisory fees and finance / borrowing costs.

 Additional Transaction Benefits Agreed to by the Advisor  NII Coverage  A waiver of all or a portion of advisory fees to the extent the adjusted net investment income of TCPC on a per share basis(2) is less than $0.32 per share in any of the first 4 fiscal quarters ending after the closing of the transaction(3)  Fee Reduction  A management fee reduction from 1.50% to 1.25% for assets equal to or below 200% of the net asset value of TCPC (1)   TCPC’s incentive fee structure to remain unchanged at 17.5% over a 7% cumulative total return hurdle  Transaction Costs  Advisor coverage of 50% of merger transaction costs for both TCPC and BCIC, up to a combined cap of $6 million(4)  (1) Management fee on assets that exceed 200% of the net asset value of TCPC will remain 1.00%  (2) Determined by dividing the adjusted net investment income of TCPC by the weighted average outstanding shares of TCPC during the relevant quarter  (3) The first of which will be the quarter in which the Merger closing occurs if it does not close on the last day of the quarter  (4) Or, if transaction closing does not occur because the requisite approval of BCIC or TCPC shareholders is not obtained, then up to a combined cap of $3 million

 Transaction Summary  Required Approvals  TCPC: Affirmative vote of a majority of votes cast where a quorum is present  BCIC: Affirmative vote of majority of outstanding shares  HSR approval and satisfaction of other customary closing conditions  Merger Structure  TCPC to acquire 100% of BCIC in a stock-for-stock transaction, with shares of BCIC common stock to be exchanged for shares of TCPC common stock on a NAV-for-NAV basis determined shortly before closing  Merger will result in an ownership split of the combined company proportional to each of TCPC’s and BCIC's respective net asset values  Combined company will continue to trade under the ticker symbol “TCPC”  Investment Team  Same investment team will continue to manage the combined Company’s portfolio and investments  The advisor has more than 23 years’ experience in direct lending across multiple market cycles  Anticipated Timing  Expect to file a joint proxy statement/prospectus and registration statement in Q4 2023  Anticipate closing in Q1 2024, subject to stockholder approval and satisfaction or waiver of other closing conditions  Pro-forma   Balance Sheet(1)  $2.4 billion of total assets; $1.1 billion of net assets  156 portfolio companies—87% of BCIC’s portfolio market value is overlapping with TCPC’s and 68% of TCPC’s portfolio market value is overlapping with BCIC’s   $1.6 billion of leverage capacity; combined available liquidity of $418 million including cash   Pro-forma net leverage ratio(2) of 0.96x  (1) Unless otherwise indicated, all data provided herein is as of June 30, 2023  (2) Net of cash and SBIC debt

 Diversified Portfolio with Emphasis on Seniority  Predominantly First Lien,   Floating Rate Asset Portfolio  Fixed / Floating(2)  Floating Rate  95%  Fixed Rate  5%  Seniority(1)  First Lien  78%  Second Lien  12%  Junior  1%  Equity  9%  As a percent of total investments at fair value as of June 30, 2023.  As a percent of debt investments at fair value as of June 30, 2023.  Pro-forma combined portfolio as of June 30, 2023  $2.2 billionportfolio fair value  90% of portfoliois senior secured debt  13.5% weightedaverage effective yieldon debt portfolio(2)

 Diversified Portfolio with Significant Overlap  Industry classification system generally categorizes portfolio companies based on the primary end market served, rather than the product or service directed to those end markets.  At fair value.  Pro-forma Industry Diversification(1)  156 portfolio companies  Average investment is <1% of the total portfolio(2)  Top 10 debt investments represent less than 25% of the total debt portfolio(2)  Pro-forma combined portfolio as of June 30, 2023  87% BCIC portfolio overlap with TCPC and   68% TCPC portfolio overlap with BCIC(2)  Internet Software and Services 13.9%  Diversified Financial Services 12.7%  Diversified Consumer Services 10.8%  Professional Services 6.0%  Textiles, Apparel & Luxury Goods 2.1%  Software 13.3%  Media 3.1%  IT Services 2.9%  Construction & Engineering 2.3%  Road and Rail 2.5%  Specialty Retail 1.6%  Paper & Forest Products 1.9%  Hotels, Restaurants & Leisure 1.8%  Consumer Finance 1.3%  Insurance 1.5%  Automobiles 2.1%  Technology Hardware, Storage and Peripherals 1.8%  Other 6.8%%

 Strong Balance Sheet with Expanded Liquidity for Portfolio Growth  TCPC is investment grade rated by Moody’s and Fitch  Pro-Forma Combined   BCIC Debt Mix  TCPC Debt Mix  As of June 30, 2023, $ in mil  TCPC  BCIC  Pro-Forma Combined  Total Leverage Capacity  $1,235  $356  $1,591  Available Capacity  210  73  283  Cash  123  12  135  Total Available Liquidity  333  85  418  Net Leverage Ratio(1)  1.01x  0.86x  0.96x  Excludes any SBIC debt, which is exempt from regulatory asset coverage requirements.  Combined % Fixed Rate

BlackRock Highly Restricted

Larger Public BDCs Have Historically Traded at a Premium with Higher Liquidity than Smaller BDCs

The combined company would have a market capitalization of nearly $1billion[1]

Median Price to Book Value [2]


1.00x
0.90x
0.80x
0.70x
0.60x
0.50x
0.40x
0.30x
0.20x
0.10x
0.00x
11 BDCs
27 BDCs
0.98x
0.87x
Market Cap > $1bn
Market Cap < $1bn

Median Daily Trading Volume ($ in millions) [3]


$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
11 BDCs
27 BDCs
$9.0
$2.1
Market Cap > $1bn
Market Cap < $1bn

(1) Pro-forma based on August 31, 2023 market capitalization for TCPC of $713 million and BCIC of $258 million.
(2) Source: Factset as of August 25, 2023. Reflects price / NAV for all publicly listed, externally managed BDCs.
(3) Source: FactSet as of August 30, 2023. Reflects 30-day average daily volume (in millions) multiplied by current price. Includes all publicly listed, externally managed BDCs.

BlackRock TCP Capital Corp.

BlackRock Capital Investment Corporation™

 Well-Positioned to Continue TCPC’s Strong Track Record of Performance  Annualized return on assets calculated as total investment income (gross of expenses) plus realized and unrealized gains and losses divided by average total investments between April 6, 2012 and June 30, 2023.  Cash return calculated as total distributions from April 6, 2012 through June 30, 2023, divided by opening NAV of $14.76 on April 6, 2012.  Total return calculated as the change in net asset value plus dividends distributed between April 6, 2012 and June 30, 2023.   Past performance does not guarantee future returns.  Book Value per Share and Dividends Paid  $28.75  As of   6/30/2023:  Annualized return on invested assets(1): 10.3%  Annualized cash return(2): 9.5%  Annualized total return on equity(3): 8.4%

BlackRock Highly Restricted

Investor Friendly Advisory Fee Structure

	BlackRock TCP Capital Corp. (Proposed)	Typical Externally Managed BDC[1]
Base Management Fee	▪ **1.25%** on assets up to 200% of the net asset value of TCPC ; **1.0%** on assets that exceed 200% of the net asset value of TCPC debt to equity. Based on gross assets (less cash and cash equivalents)	▪ **1.00% - 1.75%** on gross assets (up to 1.0x debt to equity; 1.0% above 1.0x debt to equity for those BDCs that have adopted a reduced minimum asset coverage ratio)
Incentive Fee Hurdle	▪ **7%** annualized **total return** on NAV, with **cumulative lookback**	▪ **6-8%** annualized **NII return** on NAV, with either no lookback or rolling 3-year lookback
Incentive Compensation	▪ Income: **17.5%** subject to a **cumulative**, annualized 7% **total return** hurdle calculated quarterly ▪ Capital Gains: **17.5%** of cumulative net realized gains less net unrealized depreciation, subject to a **cumulative**, annualized 7% hurdle calculated quarterly	▪ Income: **17.5-20%** (based on **NII only**, excluding realized and unrealized losses) calculated quarterly with **either no lookback or rolling 3-year lookback** ▪ Capital Gains: **17.5-20%** of cumulative net realized gains less net unrealized depreciation, with **either no lookback or rolling 3-year lookback**

(1) Source: KBW BDC Research as of August 25, 2023. Represents typical range of fee structures for publicly traded, externally managed BDCs with a market capitalization of more than $200 million. Ranges exclude certain outliers.

BlackRock TCP Capital Corp.
BlackRock Capital Investment Corporation™

BlackRock Highly Restricted

Competitive Advantages of BlackRock

Combined entity to continue to benefit from the breadth and depth of BlackRock's Private Debt Platform

Global Credit Expertise

- $81 billion[1] in client assets across Private Debt
- 175+ [1] Private Debt investment professionals

Information Edge

- Broad access to management teams
- Expertise across asset classes, investment styles, products and industries

One Stop Shop

- Full range of strategies and risk profiles
- Global presence: North America, Europe and Asia

Dedicated Team with Experience

- Cycle-tested team organized along 19 industry verticals with an emphasis on less competitive situations
- Over two decades managing global credit strategies

Differentiated Sourcing

- One of the largest credit counterparties globally
- Strong market access and corporate relationships

Strong Risk Management

- Firm-wide culture of risk management
- Dedicated risk professionals with independent reporting lines

The figures shown relate to past performance. Past performance is not a reliable indicator of current or future results. Source: BlackRock.
(1) As of March 31, 2023. Please note that AUM is inclusive of internal BlackRock allocations where applicable. The AUM figures are presented in US dollars. AUM balances for funds denominated in currencies other than US dollars have been converted to US dollars at the rate prevailing at the reporting date.

BlackRock TCP CAPITAL CORP.

BlackRock Capital Investment Corporation™

Corporate Information  TCPC (Nasdaq: TCPC) BCIC (Nasdaq: BKCC)  TCPC  Bank of America Merrill Lynch  JMP Securities  Keefe, Bruyette & Woods  Ladenburg Thalmann  Oppenheimer  Raymond James  Wells Fargo  BCIC  Wells Fargo  J.P. Morgan Securities  Computershare Inc.  (866) 333-6433 (from U.S.)  (201) 680-6578 (from outside U.S.)  wwww.computershare.com/investor  TCPC BCIC   2951 28th Street 50 Hudson Yards  Suite 1000 New York, NY 10001  Santa Monica, CA 90405  TCPC  BCIC  Katie McGlynn  (310) 566-1094  www.tcpcapital.com  Nik Singhal  (212) 810-5427  www.blackrockbkcc.com  Media:   Financial Profiles  Tricia Ross  (916) 939-78285  Media:   Christopher Beattie  (646) 231-8518  Securities Listings  Research Coverage  Transfer Agent for TCPC and BCIC  Corporate Headquarters  Contacts